                                                                    EXHIBIT 10.3


(Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.)



                      ADVERTISING AND PROMOTION AGREEMENT
                      -----------------------------------


     AGREEMENT made as of the 30th day of June, 1999 (the "Effective Date"), by and among CBS Corporation, 51 West 52nd Street, New York, New York 10019 (herein called "CBS"), Banyan Systems Incorporated, 120 Flanders Road, Westboro, Massachusetts 01581-5013 (herein called "Banyan") and Switchboard Incorporated, 115 Flanders Road, Westboro, Massachusetts 01581-5013 (herein called "Switchboard" or the "Company").

1.   GENERAL DEFINITIONS

     1.1 "Above the Fold" shall mean that portion of any web page that is designed to be visible by users upon first accessing such page, without requiring users with standard configurations to scroll lower or horizontally through such page.

     1.2 "CBS Associated Sites" means any web sites other than CBS Sites in which CBS holds an equity, but not controlling, interest. A list of CBS Associated Sites current as of the Effective Date is set forth in Exhibit B.
                                                                  ---------

     1.3 "CBS Competitor" shall mean any Person, other than CBS or an Affiliate of CBS, who/which is engaged either directly, or indirectly through an Affiliate, in radio or television programming or radio or television program distribution (whether free over-the-air, cable, telephone, local, microwave, direct broadcast satellite, via the Internet or otherwise) or billboard advertising in North America. An "Affiliate" of the Person concerned in the preceding sentence, means a Person that directly or indirectly (through one or more intermediaries) controls, is controlled by, or is under common control with, such Person concerned. A CBS Competitor shall not include any Person engaged in television or radio program transmission or streaming through an Internet web site, provided such Person or any Affiliate of such Person does not represent more than five percent (5%) market share (based upon revenues, viewership or reach) of the Internet television or radio business or television or radio business.

     1.4 "CBS PLUS" shall mean a corporation-wide, cross media sales unit that designs customized, consumer-driven media and marketing programs for advertisers. CBS PLUS media and marketing programs are executed in cooperation with the sales organizations of the entire CBS organization, including: CBS Television Network, the CBS Television Stations Group, CBS/Infinity Radio Stations, CBS Cable and TDI, CBS's outdoor advertising business.

     1.5 "CBS Sites" means any web sites that are wholly-owned or majority-owned by CBS at any time during the Term of this Agreement. A list of CBS Sites current as of the Effective Date is set forth on Exhibit C.
                                                 ---------
     1.6 "CBS Users" means individual users accessing Content from the Switchboard Site through links on the CBS Sites and CBS Affiliated Sites.

(Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.)


     1.7 "Co-Branded Interface" means any and all pages of the user interface through which CBS Users can initiate queries of, or access content from, the Switchboard Site, which interface shall comply with the provisions of Section 3.4.

     1.8 "Common Stock" means the common stock, $.01 par value per share, of Switchboard and, unless otherwise indicated, shall include securities of Switchboard which are or will be convertible or exchangeable into Common Stock.

     1.9 "Content" shall mean text, graphics, photographs, video, audio and/or other data or information, including, without limitation, Content broadcast on television, relating to any subject and/or advertisements.

     1.10 "Contract Year" shall mean the annual period beginning on the date of commencement of the Term, and each subsequent annual period during the Term beginning on the anniversary of that commencement date (as such year may be suspended or extended, and those dates postponed, as provided herein).

     1.11 "Display Ad" shall mean an advertisement displayed as a result of a user search of the Yellow Pages Directory or a Vertical Guide which advertisement is searchable by such criteria as category, name and geographic location. An example of a Display Ad is set forth in Exhibit D.
                                                      ---------

     1.12 "Email Directory" shall mean the email address directory, as featured on the Switchboard Site, which allows users to search for email addresses.

     1.13 "Internet" shall mean a global network of interconnected computer networks, each using the Transmission Control Protocol/Internet Protocol and/or such other standard network interconnection protocols as may be adopted from time to time, which is used to transmit Content that is directly of indirectly delivered to a computer or other digital electronic device for display to an end-user, whether such Content is delivered through on-line browsers, off-line browsers, or through "push" technology, electronic mail, broadband distribution, satellite, wireless or otherwise.

     1.14 "License Agreement" shall mean the License Agreement, dated the date hereof, by and between CBS and Switchboard.

     1.15 "Net Advertising Revenues" shall mean the revenue derived by Switchboard from the sale of advertising on the Co-Branded Interfaces and Vertical Guides, less (a) all third-party payments actually made, including, without limitation, sales representative commissions (provided that, for the purposes of this definition, such sales representative commissions shall be deemed not to exceed [**]% in each instance), (b) commissions paid to CBS or its employees pursuant to Section 2.5, and (c) applicable sales taxes, if any.

     1.16 "Person" shall mean individual, partnership, corporation or organized group of persons, including agencies and other instrumentalities of governments and states.

     1.17 "Switchboard Site" shall mean the Internet web site owned by Switchboard that: (a) provides an online, interactive directory which allows users to search for, among other things, residential listing information, business listing information and advertisements, email addresses and web sites (it being understood that the web site is and shall remain principally and predominantly a directory); and (b) is accessed via the domain name www.switchboard.com and, upon consummation of this Agreement,
-------------------
www.cbs.switchboard.com or www.cbsswitchboard.com (or a reasonable variation
-----------------------    ----------------------
thereof to be mutually agreed on by the parties hereto).

     1.18  "Term" shall have the meaning set forth in Section 6.1.

     1.19 "Vertical Guide" shall mean a subject or category specific guide or directory created by Switchboard pursuant to Section 4.2.

     1.20 "Voting Agreement" means the Stockholders' Voting Agreement, dated the date hereof, among CBS, Banyan and Switchboard.

     1.21 "Web Site Services" shall mean the creation, hosting, support, and distribution of merchants' web sites by Switchboard (or third parties under agreements with Switchboard), as well as supplemental services or enhancements which may be offered by Switchboard (or third parties under agreements with Switchboard) to merchants from time to time.

     1.22 "White Pages Directory" shall mean the residential directory as featured on the Switchboard Site, which allows users to search for information including names, addresses, and telephone numbers of individuals.

     1.23 "Yellow Pages Directory" shall mean the business directory as featured on the Switchboard Site, which allows users to search (by name, category, and/or geographic location) browse, and download advertisements, web sites, and listings of business information including names, addresses, telephone numbers, and related maps and/or directions to business locations.

2.   CBS ADVERTISING AND PROMOTION

     2.1 (a) CBS shall arrange for the placement of advertising and promotion of the Switchboard Site in the United States in the media category or type set forth in the Advertising and Promotion placement schedule set forth on Exhibit A
                                                                       ---------
attached hereto, with an aggregate value of $95 million. CBS and Switchboard will cooperate to endeavor to implement the advertising and promotional goals set forth in the annual media plan presented to CBS by Switchboard (which may address such goals as audience objectives, reach and frequency goals, geographic preferences and special programming opportunities), to the extent that such plan is consistent with Exhibit A attached hereto. Switchboard may, in its sole
                   ---------
discretion and by

(Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.)



written notice to CBS, elect to defer to any subsequent Contract Year, up to thirty-five percent (35%) of the advertising and promotional value to which Switchboard may be entitled in any current Contract Year; provided, however, that CBS shall not be obligated, without its consent, to provide advertising and promotional value aggregating more than eighteen million nine hundred thousand dollars ($18,900,000) during any given Contract Year.

          (b) (2.1 (b)) [**] all broadcast advertising and promotion provided hereunder shall be based upon [**] purchased during the specific CBS Television Network, CBS Owned and Operated Television Station, CBS Owned and Operated Radio Station, or CBS Cable broadcast in which the advertising or promotion occurs. Banner advertising on CBS Internet sites shall [**] in which [**]. The price of the billboard ad concerned shall be based on [**] during the month previous to the month in which such advertising is delivered. CBS shall [**]. CBS will provide to Switchboard quarterly statements, or, if available, monthly statements showing the advertising and promotional value [**] with respect to the advertising and promotions purchased by Switchboard during the statement period.

          (c) Subject to the written consent of CBS, which consent may be unreasonably withheld, Switchboard may elect to use a portion of the promotional value described in Section 2.1(a) to promote, through radio spots or billboard advertisements only, certain of Switchboard's significant third party business partners.

     2.2 CBS will maintain accurate books and records which report the expenditure of the advertising and promotional value by Switchboard and information from which the calculation can be derived. Switchboard may, at its own expense, examine and copy those books and records, as provided in this
Section 2.2. Switchboard may make such an examination for a particular statement provided pursuant to Section 2.1(b) within three (3) years after the date such statement is sent by CBS to Switchboard. Switchboard may make those examinations only during CBS's usual business hours, and at the place where it keeps the books and records. Such books and records shall be kept at the address set forth herein for the provision of notices to CBS, unless otherwise notified. Switchboard will be required to notify CBS at least ten (10) days before the date of planned examination.

     2.3 CBS shall have the right to suspend and/or withdraw placement of all advertising and promotion:

          (a) (x) pending resolution of any claim covering use by the Company in the United States of the tradename or trademark "Switchboard" either alone or in combination with any other mark and/or (y) during such time as the Company is enjoined from using the tradename or trademark "Switchboard" in the United States on or in connection with the Switchboard Site and has not renamed the Switchboard Site. (In connection with clause (x) of the foregoing sentence, CBS shall use its reasonable judgment in suspending or withdrawing advertising, taking into account the substance of the claim, the potential liabilities to which CBS may be subject and the potential detriment to CBS's interests or business.) The Company shall rename the Switchboard Site within thirty (30) days following the issuance of any injunction or the resolution of any claim which requires the Company to cease using the tradename or trademark "Switchboard" in the United States on or in connection with the Switchboard Site (the "Cessation Event"), it being understood, however, that CBS shall have the sole right and power to approve the substitute tradename and/or trademark to be used. In the event that CBS fails to approve the substitute tradename and/or trademark within the 30-day period prescribed, then upon the expiration of such 30-day period, CBS shall submit a tradename proposal with three (3) alternate tradenames which appear to be available for the Company's use on the Switchboard Site in the United States based on trademark searches

(Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.)


conducted by CBS, for the Company's approval, which approval is to be given within ten (10) days of such submission. For the avoidance of doubt, CBS does not and will not make any representation or warranty with respect to the availability of any alternate name provided to Switchboard by CBS for use on the Switchboard Site. Switchboard shall thereafter promptly apply for registration of such trademark. In the event that during the application process, Switchboard is advised in writing by its outside trademark counsel that such trademark does not appear to be available for registration by Switchboard in connection with the Switchboard Site or Switchboard is notified, in writing, that such registration is denied, the foregoing process for determining a new trademark shall begin again and the parties agree to work together in good faith to endeavor to agree on a new trademark for the Switchboard Site in accordance with this Section 2.3(a) or sooner, if reasonably practicable.

          (b) in the event the Switchboard Site is not operational for a 48-hour period until it becomes operational in a manner substantially consistent with the normal operation of the Switchboard Site prior to the initial disruption of service.

     2.4 CBS will use its good faith efforts to suspend or withdraw advertising and promotion upon receipt of a written request from Switchboard setting forth Switchboard's reasonable belief that a continuation of such advertising and promotion would be detrimental to CBS, Switchboard or the Switchboard Site.

     2.5 CBS shall have the right, but not the obligation, to sell advertising space on the Switchboard Site, any Co-Branded Interface and any Vertical Guide. In connection with CBS's right to sell such advertising, CBS will (i) include the Switchboard Site, Co-Branded Interfaces and Vertical Guides in its CBS PLUS advertising sales programs, (ii) designate an individual or group of individuals to (A) work with Switchboard, at Switchboard's request, to develop a commission structure (payable by Switchboard) and plan designed to motivate CBS sales personnel to sell advertising on the Switchboard Site, Co-Branded Interfaces and Vertical Guides and (B) establish a process regarding allocation of available advertising inventory on the Switchboard Site, Co-Branding Interface and Vertical Guides, and (iii) comply with Switchboard's advertising content policies, the current version of which is attached hereto as Exhibit E, as well
                                                             ---------
as any applicable CBS advertising policies. In effecting ad sales, CBS will have the right to bundle inventory relating to the Switchboard Site, Co-Branded Interfaces and Vertical Guides with television, radio, cable and billboard inventory. CBS will be entitled to receive from Switchboard a [**]% commission with respect to advertising sold by CBS on the Switchboard Site, any Co-Branded Interface and any Vertical Guide.


3.  LINKS TO AND INTEGRATION OF SWITCHBOARD CONTENT

     3.1 During the Term, hyperlinks to Co-Branded Interfaces for the purpose of allowing CBS Users access to each of the Switchboard Directories shall be placed on the home page of each of the CBS Sites. Such hyperlinks shall be in a form as mutually agreed and shall be labeled, "find a person," "find a business," and "find an e-mail address," or other mutually agreed designations. Such hyperlinks shall be at least as large and prominently placed as any other third party hyperlink, logo, or icon on the web pages on which they appear. In addition, hyperlinks shall be placed Above the Fold on each Co-Branded Interface for the purpose of allowing users to access the CBS Site or CBS Associated Site related to such Co-Branded Interface.

     3.2 Notwithstanding anything to the contrary herein, Switchboard acknowledges and agrees that the performance by CBS of any obligation pursuant to this Agreement as it relates to any CBS Site is subject to any agreement or condition existing as of the date hereof which could reasonably restrict or prohibit CBS's ability to perform such obligation. CBS agrees that (i) it will avail itself of any contractual right it may have to terminate such agreement or condition without the incurrence of any penalty, interest or damages thereunder,
(ii) it will perform such obligation as soon as practicable upon the expiration or termination of such agreement or condition and (iii) in no event will CBS agree to modify, extend or renew such agreement or condition.

     3.3 During the Term, CBS shall use good faith and commercially reasonable efforts to try to obtain similar placement and implementation of hyperlinks on each of the CBS Associated Sites to Co-Branded Interfaces for the purpose of allowing CBS Users access to each of the Switchboard Directories, as set forth in Section 3.1 with respect to CBS Sites.

     3.4 On an ongoing basis throughout the Term, the parties shall work together in good faith to evaluate and agree upon additional opportunities to integrate features and functionality from the Switchboard Site into the CBS Sites, including but not limited to the Switchboard Directories, through links in appropriate areas of such CBS Sites. The goal of such mutual integration effort shall be to enhance the content of the applicable CBS Sites and to increase the traffic (page views) to the Switchboard Site. By way of example and not limitation, the CBS Sites may provide links from their local content areas to vertical business guides, local directories, or topical or local message boards featured on the Switchboard Site. All traffic from links established pursuant to this Section 3.4 shall be attributed to the Switchboard Site. The parties may meet to evaluate and discuss such integration opportunities on a regular basis, but no less frequently than every six (6) months.

     3.5 Through the hyperlinks referenced in Sections 3.1 3.3, CBS Users may initiate queries to, and access content from, the Switchboard Site only through a Co-Branded Interface. Each page of a Co-Branded Interface shall be subject to the approval of CBS and shall feature equal co-branding of CBS and Switchboard. Except for the co-branding, each page of a Co-Branded Interface shall have the design and "look and feel" of the applicable CBS Site or CBS Associated Site, and the features and content of the Switchboard Site, except to the extent that such features or content are supplied by third parties pursuant to contracts that preclude their display through the Co-Branded Interface. All pages of the Co-Branded Interface shall be hosted on Switchboard's servers. CBS shall pay Switchboard a co-branding fee of Two Thousand Dollars ($2,000) for the completed development of Co-Branded Interfaces for each CBS Site up to a maximum of one hundred and fifty (150) web sites. Fees for Co-Branded Interfaces for additional web sites shall be as mutually agreed.

4.   DEVELOPMENT AND INTEGRATION BY SWITCHBOARD

     4.1 On an ongoing basis throughout the Term, the parties shall work together in good faith to evaluate and agree on opportunities to integrate local content from the www.cbs.com web site into the Switchboard Site through links in appropriate areas of the Switchboard Site. The goal of such mutual integration effort shall be to enhance the content of the Switchboard Site and to increase the traffic (page views) to the www.cbs.com web site. By way of example and not limitation, the Switchboard Site may link to local content from the www.cbs.com web site from the "What's Nearby(TM)," web-searching interfaces, or local or topical bulletin boards of the Switchboard Site. All traffic from links established pursuant to this Section 4.1 shall be attributed to the www.cbs.com web site. The parties shall discuss and evaluate such integration opportunities at meetings scheduled in accordance with Section 3.4.

     4.2 The parties shall work together in good faith to identify appropriate subject or category areas for the development by Switchboard of Vertical Guides for CBS Sites and/or CBS Associated Sites. Switchboard will develop, activate and maintain such Vertical Guides, in a form reasonably satisfactory to CBS, as soon as practicable after the appropriate subject or category areas have been identified. Such Vertical Guides shall include mutually agreed content and/or features from the CBS Sites and from the Switchboard Site. Content or features from the Switchboard Site are to include, without limitation, category-specific business listings, Display Ads, topical web site listings, maps and directions, and/or "What's Nearby(TM)" content. CBS shall assist Switchboard in integrating any mutually agreed content from the CBS Sites into the Vertical Guides. All Vertical Guides developed by Switchboard hereunder shall feature the equal co-branding of CBS and Switchboard. All Vertical Guides shall be hosted on Switchboard's servers.

     4.3 Content from the Switchboard Site included in any Vertical Guide shall be updated as such information is updated on the Switchboard Site, except that, unless otherwise mutually agreed, Display Ads or web sites featured in the Yellow Pages Directory may not appear in the Vertical Guide unless the advertiser has purchased distribution in such Vertical Guide. Switchboard shall not be responsible for updating content appearing in the Vertical Guides from the CBS Sites or CBS Associated Sites except to the extent that such updates are provided by CBS to Switchboard for such express purpose in a form reasonably satisfactory to Switchboard.

     4.4 CBS shall maintain links from the appropriate CBS Sites to the applicable Vertical Guides. Switchboard may at its election provide links to the Vertical Guides from the Switchboard Site.

     4.5 Switchboard shall develop such mutually agreed Vertical Guides for CBS Sites at no charge. Vertical Guides developed for CBS Associated Sites shall be subject to mutually agreed terms that may include development or other fees and mutually agreed branding.

(Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.)



     4.6 Switchboard shall retain all right, title and interest in the Vertical Guides created by Switchboard hereunder, as the same may be updated from time to time, and all content and intellectual property therein, except for content, including without limitation, trademarks and logos, originating from the CBS Sites or CBS Associated Sites.

     4.7 As of the Effective Date, Switchboard is engaged in the business of selling Web Site Services to merchants, including distribution of merchants' web sites on the Switchboard Site as well as on certain third party web sites as agreed to by the merchant. During the Term, for as long as Switchboard continues to sell Web Site Services to new accounts, Switchboard shall market, promote, and offer to "qualifying merchants" the right to purchase distribution of links to their web sites from their Display Ads in the appropriate Vertical Guides on the CBS Sites. Switchboard may elect to offer such distribution as part of a package of options that may or may not include distribution on other third party web sites. For the purposes of this Section, "qualifying merchants" shall mean merchants within subjects or categories which are mutually agreed by CBS and Switchboard to be appropriate for each Vertical Guide.

     4.8 Notwithstanding anything to the contrary set forth in this Agreement, the rights and obligations of Switchboard and CBS set forth herein, including, without limitation, those set forth in Sections 3 and 4, shall be subject to and governed by the terms and provisions of the License Agreement (specifically excluding Section 1 (Definitions), Section 5 (Warranties; Representations; Indemnities), Section 6.4 (Limitation of Liability), Section 6 (Remedies) and
Section 7 (General) of the License Agreement) which is incorporated herein by reference as if fully set forth herein.

5.   COMPENSATION

     5.1 In consideration of the rights herein granted, Switchboard shall pay CBS [**]% of the Net Advertising Revenues derived from the sale of advertising on the Co-Branded Interfaces or Vertical Guides during the Term. Payments made to CBS pursuant to this Section 5.1 shall be in addition to any payments due or owing to CBS pursuant to Section 2.5.

     5.2 Switchboard will compute Net Advertising Revenues as of each March 31, June 30, September 30 and December 31 for the prior three (3) months. Within forty-five (45) days after the calendar quarterly period concerned, Switchboard will send CBS a statement covering those sums and will pay CBS any Net Advertising Revenues due. Acceptance by CBS of any statement or payment shall not preclude CBS from challenging the accuracy thereof.

     5.3 Switchboard will maintain accurate books and records that report the sales of advertising on the Co-Branded Interfaces or Vertical Guides. CBS may, at its own expense, examine and copy those books and records, as provided in this Section 5.3. CBS may make such an examination for a particular statement within three (3) years after the date such statement is sent by Switchboard to CBS. (Switchboard will be deemed conclusively to have sent CBS the statement concerned on the date prescribed in Section 5.2, unless CBS notifies

Switchboard otherwise with respect to any statement, within thirty (30) days after that date.) CBS may make those examinations only during Switchboard's usual business hours, and at the place where it keeps the books and records. Such books and records shall be kept at the address set forth herein for the provision of notices to Switchboard, unless otherwise notified. CBS will be required to notify Switchboard at least ten (10) days before the date of planned examination.

6.   TERM

     6.1 This Agreement shall commence on the Effective Date and shall remain in full force and effect for an initial period of seven (7) years, unless earlier terminated as provided herein. After the initial term, this Agreement may be renewed for successive one-year periods upon the mutual written agreement of the parties. The initial term and any renewal terms, including the extension provided for in Section 6.2 below, shall be collectively referred to herein as the "Term."

     6.2 Notwithstanding the foregoing, upon the termination of the initial period of this Agreement, this Agreement shall automatically be extended for one additional year in the event that Switchboard elects to defer, in accordance with Section 2.1(a), up to four million nine hundred thousand dollars ($4,900,000) of advertising and promotional value attributable to year seven (7) of the initial period.

7.   WARRANTIES, REPRESENTATIONS AND COVENANTS

     7.1  (a)  CBS represents and warrants that:

               (i) it has full power and authority to enter into and fully perform this Agreement; and

               (ii) this Agreement has been duly authorized and is enforceable in accordance with its terms.

          (b)  Each of Banyan and Switchboard represents and warrants that:

               (i) it has full power and authority to enter into and fully perform its obligations under this Agreement;

               (ii) this Agreement has been duly authorized and is enforceable in accordance with its terms; and

               (iii) the Switchboard Site is free of defects which would interrupt or interfere with the intended purpose thereof, including without limitation, (A) any malfunctions or other usage problems resulting from or in connection with the "Year 2000 Problem" (i.e., the year 2000 (and later years) as distinct from the years 1900 through 1999 (and earlier years)), and (B) "bugs" or "viruses."

          For the purposes of this paragraph, defects will be deemed to "interrupt or interfere with the intended purpose" of the Switchboard Site if they result in the failure to respond to user queries in a manner consistent with the normal operation of the Switchboard Site which shall have been maintained in a manner consistent with Switchboard's performance standards with respect to the Switchboard Site as set forth in Section 7.1(c)(iii).

          (c)  Switchboard covenants that:

               (i) at all times during the Term, it will comply with all applicable federal, state and local laws;

               (ii) at all times during the Term, the Switchboard Site and each Co-Branded Interface will be maintained in a professional manner consistent with industry standards; and

               (iii) it will use its reasonable best efforts to adhere to the following performance standards:

                       (A) to maintain the availability of the Switchboard Site and the Co-Branded Interfaces seven (7) days a week, twenty-four (24) hours a day, except during periods of scheduled maintenance;

                       (B) to maintain competitive standards of quality and ease of use of its directory services with similar services offered by the top two third-party leading Internet-based directory services;

                       (C) there shall be a maximum five (5) second response time for 90% of all directory searches of the Switchboard Site or any Co-Branded Interface as measured by Switchboard's servers. The response time measures the time a user request is received by the Switchboard server to the time the response to such request leaves the Switchboard server;

                       (D) the Switchboard Site and Co-Branded Interfaces as displayed to users shall have at least 97% uptime over a twelve
               (12) month period, excluding events of an extraordinary nature which are beyond the control of Switchboard; and

                       (E) Switchboard shall provide CBS with a contact for support of issues related to the Switchboard Site. Such contact shall be available to CBS seven (7) days a week, twenty-four (24) hours a day for emergency support.

               (iv) the Switchboard Site and each Co-Branded Interface shall be free of defects which would interrupt or interfere with the intended purpose thereof, including without limitation, (A) any malfunctions or other usage problems resulting from or in connection with the "Year 2000 Problem" (i.e., the year 2000 (and later years) as distinct from the years 1900 through 1999 (and earlier years)), and
          (B) "bugs" or "viruses." For the purposes of this paragraph, defects will be deemed to "interrupt or interfere with the intended purpose" of the Switchboard Site or Co-Branded Interface if they result in the failure to respond to user queries in a manner consistent with the normal operation of the Switchboard Site or Co-Branded Interface.

8.   INDEMNIFICATION

     8.1 Switchboard and, subject to Section 8.4, Banyan, shall, jointly and severally, indemnify CBS and its respective affiliates and their respective officers, directors, employees, stockholders, agents and representatives against, and hold them harmless from, any loss, liability, claim, damage or expense, including reasonable legal fees and expenses ("Losses") arising from, in connection with or otherwise with respect to any breach of any representation or warranty of Banyan or Switchboard or covenant of Switchboard contained in this Agreement.

     8.2 CBS shall indemnify Switchboard and its respective affiliates and their respective officers, directors, employees, stockholders, agents and representatives against, and hold them harmless from, any Losses arising from, in connection with or otherwise with respect to any breach of any representation, warranty or covenant of CBS contained in this Agreement.

     8.3 The amount of any Loss for which indemnification is provided under this Section 8 shall be calculated net of any amounts actually recovered by the indemnified party under insurance policies with respect to such Loss and shall be (i) increased to take account of net tax cost incurred by the indemnified party arising from the receipt of indemnify payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net tax benefit realized by the indemnified party arising from the incurrence or payment of any such Loss. In computing the amount of any such tax cost or tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss.

     8.4 Notwithstanding anything to the contrary in this Agreement, Banyan's indemnification obligations hereunder with respect to the covenants of Switchboard and the representation and warranty in Section 7.1(b)(iii) shall terminate upon the earlier to occur of:

          (a) the first business day after the second anniversary of the date of this Agreement when Banyan beneficially owns or controls, directly or indirectly, shares of Common Stock representing less than a majority of the total voting power; and

(Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.)



          (b) the first business day after any person or entity beneficially owns or controls, directly or indirectly, shares of the Common Stock representing more voting power (based on then-outstanding shares) than those beneficially owned or controlled, directly or indirectly, by Banyan provided, however, that Banyan's indemnification obligations shall not terminate pursuant to this Section with respect to an item as to which CBS has, before the occurrence of either of the events set forth above, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis for such claim) pursuant to Section 8.5 to Banyan. For purposes of performing the calculation of beneficial ownership and control referred to in the preceding sentence, neither Banyan nor CBS shall be deemed to beneficially own or control shares solely as a result of the existence of the Voting Agreement.

     8.5 In order for the indemnified party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any person against the indemnified party, the indemnified party shall: (i) promptly notify the indemnifying party of the claim; (ii) allow the indemnifying party to direct the defense and settlement of such claim with counsel of the indemnifying party's choosing; and (iii) provide the indemnifying party, at the indemnifying party's expense, with information and assistance that is reasonably necessary for the defense and settlement of the claim. The indemnified party reserves the right to retain counsel, at the indemnified party's sole expense, to participate in the defense of any such claim. The indemnifying party shall not settle any such claim or alleged claim without first obtaining the indemnified party's prior written consent, which consent shall not be unreasonably withheld, if the terms of such settlement would adversely affect the indemnified party's rights under this Agreement or otherwise. If the indemnifying party assumes the defense and settlement of the claim as set forth above, then the indemnifying party's only obligation is to satisfy the claim, judgment or approved settlement.

     8.6 (a) IN NO EVENT SHALL SWITCHBOARD OR BANYAN, ON THE ONE HAND, AND CBS, ON THE OTHER HAND, BE LIABLE TO ONE ANOTHER, OR TO ANY PERSON CLAIMING THROUGH SWITCHBOARD OR BANYAN, ON THE ONE HAND, OR CBS, ON THE OTHER HAND, FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR INDIRECT DAMAGES, OR FOR ANY LOSS OF PROFITS OR SALES OR LOSS OF OR DAMAGE TO DATA, REGARDLESS OF THE FORM OF SUCH ACTION, WHETHER IN CONTRACT, TORT, OR OTHERWISE, EVEN IF ANY OF SWITCHBOARD OR BANYAN, OR CBS, AS THE CASE MAY BE, HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS.

          (b) EXCEPT FOR (1) SWITCHBOARD'S AND CBS'S OBLIGATIONS TO MAKE ANY PAYMENT EXPRESSLY REQUIRED BY THE TERMS OF THIS AGREEMENT; OR (II) CBS'S OBLIGATION TO PROVIDE [**] PROMOTIONAL VALUE IN ACCORDANCE WITH THIS AGREEMENT, THE MAXIMUM LIABILITY OF CBS, ON THE ONE HAND, AND OF SWITCHBOARD AND BANYAN, IN THE AGGREGATE, ON THE OTHER HAND, UNDER THIS AGREEMENT AND THE COMMON STOCK AND WARRANT PURCHSE AGREEMENT SHALL BE LIMITED TO THE AMOUNT SPECIFIED IN THE FOLLOWING TABLE, SUBJECT TO THE PROVISOS SET FORTH BELOW IN THIS SECTION 8.6(b):

          PRIOR TO THE FIRST ANNIVERSARY OF
          THE DATE OF THIS AGREEMENT                            [**]

          ON OR AFTER THE FIRST ANNIVERSARY
          OF THE DATE OF THIS AGREEMENT AND
          PRIOR TO THE SECOND ANNIVERSARY OF
          THE DATE OF THIS AGREEMENT                            [**]

          ON OR AFTER THE SECOND ANNIVERSARY
          OF THE DATE OF THIS AGREEMENT AND
          PRIOR TO THE THIRD ANNIVERSARY OF
          THE DATE OF THIS AGREEMENT                            [**]

          ON OR AFTER THE THIRD ANNIVERSARY
          OF THE DATE OF THIS AGREEMENT AND
          PRIOR TO THE FOURTH ANNIVERSARY OF
          THE DATE OF THIS AGREEMENT                            [**]

          ON OR AFTER THE FOURTH ANNIVERSARY
          OF THE DATE OF THIS AGREEMENT AND
          PRIOR TO THE FIFTH ANNIVERSARY OF
          THE DATE OF THIS AGREEMENT                            [**]

          ON OR AFTER THE FIFTH ANNIVERSARY
          OF THE DATE OF THIS AGREEMENT AND
          PRIOR TO THE SIXTH ANNIVERSARY OF
          THE DATE OF THIS AGREEMENT                            [**]

          ON OR AFTER THE SIXTH ANNIVERSARY
          OF THE DATE OF THIS AGREEMENT                         [**]


PROVIDED, HOWEVER, THAT IF PARTIES ENTITLED TO INDEMNIFICATION UNDER SECTION 8.1 OF THIS AGREEMENT SUFFER LOSSES AS A RESULT OF A BREACH OF ANY REPRESENTATION OR WARRANRY OF SWITCHBOARD OR BANYAN CONTAINED HEREIN IN AN AMOUNT WHICH EXCEEDS THE APPLICABLE LIMIATION ON LIABILITY SET FORTH IN THE PRECEDING TABLE, THEN SUCH IDEMNIFIED PARTIES SHALL [**]; PROVIDED, FURTHER, HOWEVER, THAT THE AGGREGATE LIABILITY OF SWITCHBOARD AND BANYAN FOR THE SUM OF ALL LOSSES UNDER THIS SECTION 8 AND UNDER THE COMMON STOCK AND WARRANT PURCHASE AGREEMENT IN A CIRCUMSTANCE WHRE THE IMMEDIATELY FOREGOING PROVISO CLAUSE APPLIES SHALL IN NO CIRCUMSTANCE EXCEED THE SUM OF [**] RECEIVED BY THE SWITCHBOARD.

9.  REMEDIES

     9.1 CBS shall have the right to terminate this Agreement if (any of the following occurs):

          (a) Either Switchboard or Banyan breaches any material term or condition of:

               (i) this Agreement and has failed to cure such breach within thirty (30) days after written notice of such breach from CBS (the foregoing cure period will not apply where a specific cure period is provided herein); and/or

               (ii) the Common Stock and Warrant Purchase Agreement, dated June 1, 1999, by and among Switchboard, Banyan and CBS (the "Common Stock and Warrant Purchase Agreement") or any other Ancillary Agreement (as such term is defined in the Common Stock and Warrant Purchase Agreement) and has failed to cure such breach within thirty (30) days after written notice of such breach from CBS (the foregoing cure period will not apply where a specific cure period is provided herein);

provided, however, that CBS's right to terminate this Agreement pursuant to this Section shall not apply to a breach by Switchboard or Banyan of the representation and warranty set forth in Section 7(b)(iii) of this Agreement and the representation and warranty set forth in Section 3.12(f) of the Common Stock and Warrant Purchase Agreement.

          (b) Switchboard: (i) becomes insolvent or unable to pay its debts as they mature or makes an assignment for the benefit of its creditors; (ii) is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing; (iii) becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing; or
(iv)  is liquidated or dissolved.

          (c) Switchboard issues to a CBS Competitor or actively participates in the acquisition by a CBS Competitor, in any one transaction or series of transactions, of a number of voting securities of Switchboard such that after such issuance or acquisition or series of issuances or acquisitions, such CBS Competitor beneficially owns or controls, directly or indirectly, nine percent (9%) or more of the outstanding shares of Common Stock or nine percent (9%) or more of the total voting power of Switchboard.

               (i) Notwithstanding the foregoing however, the provisions of this
     Section 9.1(c) shall not apply to a stockholder of Switchboard who beneficially owns or controls, directly or indirectly, nine percent (9%) or more of the outstanding shares of Common Stock or nine percent (9%) or more of the total voting power of Switchboard, on an "as converted" basis, on the day prior to the date of this Agreement until such stockholder beneficially owns or controls, directly or indirectly, fifteen percent (15%) or more of the outstanding shares of Common Stock or fifteen percent (15%) or more of the total voting power of Switchboard and such stockholder is a CBS Competitor.

               (ii) The parties hereby agree that Switchboard or Banyan may give CBS confidential written notice of its intent to enter into an agreement which would cause a stockholder to beneficially own or control, directly or indirectly, nine percent (9%) or more of the outstanding shares of Common Stock or nine percent (9%) or more of the total voting power of Switchboard, together with a description of the party with whom Switchboard or Banyan intends to effect such a transaction, for the purpose of ascertaining CBS's opinion whether, as of the date of the notice, such party is a CBS Competitor. CBS shall have five (5) days from the receipt of such notice to respond to Switchboard or Banyan. CBS's opinion shall be based solely on the information provided to CBS in the notice and CBS shall have no independent duty whatsoever to investigate or inquire further. No opinion provided by CBS hereunder is or shall be deemed to be a waiver of any right of CBS pursuant to this Section 9.

          (d) Any CBS Competitor (other than a CBS Competitor who acquired shares of Switchboard capital stock directly from CBS) beneficially owns or controls, directly or indirectly, fifteen percent (15%) or more of the then-outstanding shares of common stock of Switchboard or fifteen (15%) or more of the total voting power of Switchboard.

          (e) Switchboard discontinues using the "Switchboard" mark or another mutually agreed upon trademark in the United States (for any reason other than a Cessation Event, or for no reason) and, within a reasonable time thereafter, Switchboard does not establish a substitute mark acceptable to CBS in its sole discretion, provided that if the substitute mark proposed by Switchboard is not acceptable to CBS, CBS shall have submitted for Switchboard's approval a list of three (3) proposed alternate trademarks which appear to be available for Switchboard's use on the Switchboard Site in the United States based on trademark searches conducted by CBS, and Switchboard has failed to approve any such proposed trademarks within ten (10) days of such submission. For the avoidance of doubt, CBS does not and will not make any representation or warranty with respect to the availability of any alternate name provided to Switchboard by CBS for use on the Switchboard Site.

          (f) The termination (other than by reason of a breach by CBS) or expiration of the License Agreement.

          (g) The Switchboard Site ceases to operate for (i) a consecutive period of ten (10) days, or (ii) more than two (2) consecutive hours per week over a sixty (60) day period; provided that such operational failure is not attributable to failures beyond Switchboard's reasonable control which also affect multiple third-party web sites on the Internet in a similar manner.

          (h) For purposes of this Section 9.1: (i) the term "beneficial ownership" shall have the meaning set forth in Section 13(d) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;
(ii) the term "total voting power" shall mean at any time, the total number of votes that may be cast in the election of directors of Switchboard at any meeting of the holders of voting securities at such time for such purpose; and
(iii) the

(Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.)



term "voting securities" shall mean the Common Stock and any other securities issued by Switchboard having the power to vote in the election of directors of Switchboard, including without limitation any securities having such power only upon the occurrence of a default or any other extraordinary contingency.

     9.2 Switchboard shall have the right to terminate this Agreement if CBS breaches any material term or condition of this Agreement or the License Agreement, and has failed to cure such breach within thirty (30) days after receipt of written notice from Switchboard of such breach.

     9.3 Notwithstanding anything to the contrary set forth in this Agreement, [**] in the event of a proposed termination of this Agreement pursuant to
Section 9.1(a) or Section 9.2, the terminating party shall not be entitled to terminate this Agreement pursuant to Section 9.1(a) or Section 9.2 in the event that the non-terminating party elects to commence an Arbitration Proceeding (as defined below) unless (1) the sole arbitrator in such Arbitration Proceeding has determined that (x) the non-terminating party is in breach of a term or condition of this Agreement, (y) such breach has not been cured withing thirty
(30) days after written notice of such breach from the terminating party and (z) the breached term or condition is a material term or condition (it being agreed that a term or condition will not be found to be material unless the terminating party has suffered, or would reasonably be expected to suffer more than an insignificant amount of harm (except with respect to the use of the CBS Marks (as defined in the License Agreement) in a manner which is not permitted under the License Agreement which the parties agree shall always be material without taking into consideration and degree of harm) as a result of breach of such term or condition and (2) the non-terminating party fails to cure such breach within five (5) business days after receipt of the arbitrator's finding referred to in clause (1). "Arbitration Proceeding" shall mean a proceeding conducted in accordance with the following rules:

          (i) such proceeding is commenced by the non-terminating party, within twenty (20) days of receipt by it of a written notice of breach from the terminating party, by the non-terminating party giving written notice to the other parties and requesting that the New York office of the American Arbitration Association designate oen arbitrator (who is a retired federal or state judge or a member of the CPC Panel of Distinguished Neutrals of the CPR Institute for Dispute Resolution and who is not and has not been an afifliate, employee, consultant, officer, director or stockholder of CBS, Banyan or Switchboard) to conduct the proceeding;

          (ii) within seven (7) days after the designation of the arbitrator, the arbitrator and the parties shall meet, at which time each party shall be required to set forth in writing al disputed issues, together with its proposed resolution of the matter, all in reasonable and detail and containing such supporting materials it may choose to submit;

          (iii) the arbitrator shall set a date for a hearing, which shall be no later than ten (10) days after the submission of written proposals pursuant to clause (ii) above, to discuss each of the issues identified by the parties. Each party shall have the right to be represented by counsel. The arbitration shall be governed by the Commercial Arbitration Rules of the American Arbitration Association, provided however, that the Federal Rules of Evidence shall apply with regard to the admissibility of evidence;

          (iv) arbitrator shall rule on each of the three (3) matters on which a finding is to be made with respect to each claim made by the terminating party within seven (7) days after the completion of the hearing described in clause (iii) above. The arbitrator will resolve the dispute by choosing one of the proposed resolutions for each matter, without modification. All rulings of the arbitrator shall in writing, shall be delivered to the parties and shall be final and conclusive as to any such matter;

          (v) costs and expenses of the arbitration shall be borne by the party against whom the arbitrator has ruled; and

          (vi)  the arbitration shall be conducted in New York City.

     9.4 In the event of a Cessation Event as described in Section 2.3(a) and Switchboard fails to approve one of CBS's proposed substitute tradenames within ten (10) days following the submission to Switchboard of such substitute tradenames, then the parties hereto will be deemed to have mutually agreed to terminate this Agreement on the forty-first (41st) day following the date of the Cessation Event and all rights and obligations of the parties hereunder shall terminate.

     9.5  Each party may exercise its right to terminate pursuant to this
Section 9 by sending each of the other parties hereto appropriate notice. No exercise by CBS of its rights under this Section 9 will limit CBS's remedies by reason of Switchboard's or Banyan's default, CBS's rights to exercise any other rights under this Section 9, or any of CBS's other rights. No exercise by Switchboard of its rights under this Section 9 will limit Switchboard's remedies by reason of CBS's default, Switchboard's rights to exercise any other rights under this Section 9, or any of Switchboard's or Banyan's other rights.

     9.6  In the event of a termination of this Agreement:

          (a) pursuant to Section 9.1, all rights and obligations of the parties hereto shall terminate except those set forth in Section 8 (Indemnification),
Section 10 (Mandatory Transfer), Section 12 (Confidentiality), Section 13.1 (Permitted Assignments), Section 13.2 (Jurisdiction), Section 13.5 (Notice) and
Section 13.6 (Governing Law); or

          (b) pursuant to Section 9.2, Switchboard's and Banyan's obligations and CBS's rights and obligations (other than its obligation to provide advertising and promotion in accordance with Section 2 and other provisions related to the implementation thereof) shall terminate and, unless CBS makes the election set forth in Section 9.6(b)(i), CBS's obligation to provide advertising and promotion in accordance with Section 2 and such other related provisions shall continue. Notwithstanding the foregoing, the rights and obligations of the parties with respect to the following Sections shall not terminate: Section 8 (Indemnification), Section 10 (Mandatory Transfer), Section 12 (Confidentiality), Section 13.1 (Permitted Assignments), Section 13.2 (Jurisdiction), Section 13.5 (Notice) and Section 13.6 (Governing Law); provided, however, that the rights and obligations set forth in Section 10 (Mandatory

(Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.)

Transfer) will terminate when (i) CBS's obligation to provide advertising and promotion in accordance with Section 2 and such other related provisions has terminated or expired and (ii) all of the parties' rights and obligations under the License Agreement (other than those which survive the expiration or termination of the License Agreement) have terminated or expired.

               (i) [**] Switchboard [**] shall pay Switchboard [**] the difference, if any, between (x) [**] and (y) [**] as follows:

                    (A) within thirty (30) days after the end of each Contract Year, [**] (X) [**] this Agreement [**] pursuant to this Agreement for such Contract Year; and (Y) [**] during such Contract Year; if any; or

                    (B) [**], at any time [**] Switchboard [**], calculated based on [**] during the prior twelve month period.

                    (C) All payments made pursuant to this Section 9.6(b)(i) shall be made in immediately available, non-refundable funds [**].

10.  MANDATORY TRANSFER

     10.1 CBS shall have the right (but not the obligation) in its sole discretion to purchase Banyan's shares of Common Stock or require that such shares of Common Stock be transferred to an independent trustee, as provided in
Section 10.2, within sixty (60) days after a CBS Competitor has directly or indirectly acquired beneficial ownership of more than 30% of the outstanding shares of the common stock, or securities representing, in the aggregate, more than 30% of the total voting power, of Banyan (or any parent entity controlling Banyan), or all or substantially all of Banyan's assets (a "Banyan Change of Control"), at a time when Banyan and its subsidiaries and parent entities shall then own in the aggregate a number of shares of Common Stock equal to at least ten percent (10%) of the outstanding shares of the Common Stock, without the prior written consent of CBS (a "Triggering Event"). The parties hereby agree that Banyan may give CBS confidential written notice of its intent to enter into an agreement which would cause a Banyan Change of Control, together with a description of the party with whom Banyan intends to effect such a transaction. CBS shall have twenty (20) days from receipt of such notice to respond to Banyan in writing as to whether it would elect to trigger the provisions of this Section 10 with respect to such potential Banyan Change of Control. If, and only if, CBS notifies Banyan in writing that it would not make such election, CBS shall be deemed to have waived its right to trigger such mandatory transfer provisions with respect to such potential Banyan Change of Control.

     10.2 Upon the occurrence of a Banyan Change of Control, CBS may elect one of the following within forty-five (45) days after written notice from Banyan that a Banyan Change of Control has occurred:

          (a)  (i)  CBS may offer to purchase the shares of Common Stock   then
     held by Banyan and its subsidiaries and parent entities, and Banyan and its subsidiaries and parent entities shall be required to sell to CBS, such sale to occur no later than ten (10) days after Banyan's receipt of CBS's written offer to purchase such shares of Common Stock, at a purchase price for the shares of Common Stock held by Banyan and its subsidiaries and parent entities equal to the Fair Market Value of the Common Stock on the date of the Triggering Event.

               (ii) Notwithstanding the foregoing provisions of Section 10.2(a)(i), if (y) any legal or regulatory requirements, including, without limitation, those imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, must be first satisfied prior to making such sale or (z) the Fair Market Value must be determined according to the terms of subsection (b) of the definition of Fair Market Value, then such sale shall be made within two (2) days of the satisfaction of such legal requirements or of the determination of the Fair Market Value of the Common Stock, as applicable.

               (iii) Upon the date that payment is made for the shares of Common Stock held by Banyan and its subsidiaries and parent entities, Banyan and its subsidiaries and parent entities will have no further rights as a holder of such shares of Common Stock and Banyan and its subsidiaries and parent entities will forthwith cause all certificate(s) evidencing such shares of Common Stock to be surrendered to Switchboard or its transfer agent for cancellation and new certificates evidencing such shares of Common Stock will be promptly delivered to CBS.

          (b) CBS may require Banyan to transfer all shares of Common Stock then held by Banyan and its subsidiaries and parent entities to an independent trustee reasonably satisfactory to CBS, which trustee shall then dispose of such shares of Common Stock formerly held by Banyan and its subsidiaries and parent entities to purchaser(s) that is/are not CBS Competitor(s), subject to the foregoing, in such a manner as such trustee shall determine with a view to maximizing the sale price of the shares of Common Stock formerly held by Banyan and its subsidiaries and parent entities, while disposing of such shares within one year. Upon such transfer, such trustee shall have sole voting and dispositive control over such shares of Common Stock. Banyan shall no longer be entitled to nominate any directors to the Board of Directors of Switchboard and Banyan shall cause all current directors nominated by Banyan who are directors or officers or other employees of Banyan to resign from their positions as members of Switchboard's Board of Directors and shall use its best efforts to cause all current directors nominated by Banyan who are not directors or officers or other employees of Banyan to resign from their positions as members of Switchboard's Board of Directors. Unless otherwise agreed in writing by CBS, any trustee appointed pursuant to this Section 10.2(b) shall be a bank or trust company incorporated or otherwise organized under the laws of the United States or a state thereof and having a combined capital and surplus of at least $100,000,000. Any such trustee shall perform its duties upon customary terms pursuant to documentation reasonably satisfactory to CBS, it being understood and agreed that, without the prior written consent of CBS, no such trustee shall vote any shares of Common Stock held by it at any meeting of the stockholders of Switchboard or otherwise.

     10.3 "Fair Market Value" of the shares of Common Stock shall mean (i), for any shares that are listed on a national securities exchange or authorized for trading on the Nasdaq Stock Market or other automated quotation system, the average of the closing prices for the five-day period ending on the date of the Triggering Event, and (ii), for any other shares of Common Stock, such price as is determined by a panel of appraisers (each of which is, or is an employee of, an investment banking firm or appraisal firm of national reputation which has at least three (3) years of experience in valuing technology or Internet companies), one (1) chosen by CBS, one (1) chosen by Banyan and the third to be chosen by the first two (2) appraisers. If the appraisers cannot reach agreement within thirty (30) days of the date of the Triggering Event, then each appraiser shall deliver its appraisal within forty
(40) days of the Triggering Event and the appraisal which is neither the highest nor the lowest shall constitute the Fair Market Value. In the event either CBS or Banyan fails to choose an appraiser within thirty (30) days of the date of the Triggering Event, then the appraisal of the sole appraiser shall constitute the Fair Market Value. Each party shall bear the cost of the appraiser selected by it and the cost of the third appraiser shall be borne one-half by each of CBS and Banyan. In the event either CBS or Banyan fails to choose an appraiser, the cost of the sole appraiser shall be borne one-half by each CBS and Banyan.

11.  INTELLECTUAL PROPERTY

     11.1 CBS agrees and acknowledges that Switchboard, its licensors or advertisers own all right, title and interest in and to all patents, copyrights, trademarks, trade secrets and other intellectual property rights in the Switchboard Site, or any content or data displayed therein (other than content or data provided by CBS hereunder), and any software provided to CBS in connection with this Agreement. Switchboard agrees and acknowledges that CBS, its licensors or advertisers own all right, title and interest in and to all patents, copyrights, trademarks, trade secrets and other intellectual property rights in the CBS Sites, or any content or data displayed therein (other than content or data provided by Switchboard hereunder). Neither CBS nor Switchboard shall take any action inconsistent with the ownership of either party or its licensors nor attempt to register any such intellectual property in any jurisdiction.

12.  CONFIDENTIALITY

     12.1 Switchboard and CBS agree and acknowledge that they may be required to disclose to each other certain confidential information, including but not limited to information concerning the other party's online services and web sites, technology, software, tools, business, or plans for the future in connection with any of the foregoing, information concerning customers, suppliers, personnel and other business relationships, sales and marketing plans, financial information and other confidential information, all of which shall be deemed "Confidential Information" for the purposes of this Section if, with respect to such information disclosed in tangible form, it is marked "Confidential" or its equivalent, and if disclosed orally or visually, it is identified as confidential at the time of disclosure.

     12.2 For a period of three (3) years from the date of receipt of any Confidential Information hereunder, or in perpetuity with respect to source code or related documentation, the receiving party agrees to protect the confidentiality of the disclosing party's Confidential Information with at least the same degree of care that it utilizes with respect to its own similar proprietary information, but in no event less than a reasonable standard of care, including without limitation agreeing:

          (a) Not to disclose or otherwise permit any other person or entity access to, in any manner, the Confidential Information, or any part thereof in any form whatsoever, except that such disclosure or access shall be permitted to (i) an employee or consultant of the receiving party requiring access to the Confidential Information in the course of his or her employment or consulting services in connection with this Agreement and who has agreed in writing to maintain the confidentiality of the confidential information of third parties in the receiving party's possession; or (ii) a director, legal advisor, or financial advisor of the recipient party hereunder, provided that such parties are bound to maintain the confidentiality of such information and provided further that they are permitted to use such Confidential Information only for the purposes of carrying out their fiduciary or other advisory responsibilities on behalf of the party hereto from which it received such Confidential Information; and

          (b) Not to use the Confidential Information for any purpose other than to carry out the purposes of this Agreement.

     12.3 Nothing in this Section 12 shall restrict the receiving party with respect to information or date, whether or not identical or similar to that contained in the Confidential Information, if such information or data: (i) was rightfully possessed by the receiving party before it was received from the disclosing party; (ii) is independently developed by the receiving party without reference to the disclosing party's information or data; (iii) is subsequently furnished to the receiving party by a third party not under any obligation of confidentiality with respect to such information nor data, and without restrictions on use or disclosure; or (iv) is or becomes public or available to the general public otherwise than through any act or default of the receiving party.

13.  GENERAL

     13.1 No party may assign this Agreement, or their respective rights and obligations hereunder, in whole or in part, without each other party's prior written consent. Any attempt to assign this Agreement without such consent shall be void and of no effect. Notwithstanding the foregoing, a party hereto may assign this Agreement or any of its rights and obligations hereunder to any entity controlling, controlled by or under common control with such party, or to any entity that acquires such party by purchase of stock or by merger or otherwise, or by obtaining substantially all of such party's assets (a "Permitted Assignee"), provided that any such Permitted Assignee, or any division thereof, (i) is not a CBS Competitor and (ii) thereafter succeeds to all of the rights and is subject to all of the obligations of the assigning party under this Agreement.

     13.2 Each party hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County; and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby or thereby. Each party hereto shall commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Service of any process, summons, notice or document by U.S. registered mail to a party's address set forth below shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section
13.2. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County; or (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in any inconvenient forum.

     13.3 Each party shall comply in all material respects with all laws and regulations applicable to its activities under this Agreement.

     13.4 If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

     13.5 All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

          (a)  if to Switchboard,

               Switchboard Incorporated
               115 Flanders Road
               Westboro, Massachusetts 01581
               Fax:  (508) 870-2000
               Attention:  President

               with a copy to:

               Switchboard Incorporated
               115 Flanders Road
               Westboro, Massachusetts 01581
               Fax:  (508) 870-2000
               Attention:  General Counsel

          (b)  if to Banyan,

               Banyan Systems Incorporated
               120 Flanders Road
               Westboro, Massachusetts 01581
               Fax:  (508) 836-3277
               Attention: Chief Financial Officer

               with a copy to:

               Hale & Dorr LLP
               60 State Street
               Boston, Massachusetts 02109
               Fax:  (617) 526-5000
               Attention: Mark G. Borden, Esq.

          (c)  if to CBS Corporation,

               CBS Corporation
               51 West 52nd Street
               New York, New York 10019
               Fax:  (212) 975-9191
               Attention:  Chief Financial Officer

               with a copy to:

               CBS Corporation
               51 West 52nd Street
               New York, New York 10019
               Fax:  (212) 597-4031
               Attention:  General Counsel

     13.6 The parties to this Agreement are independent contractors. There is no relationship of partnership, joint venture, employment, franchise, or agency between the parties. No party shall have the power to bind any other party or incur obligations on any other party's behalf without such other party's prior written consent.

     13.7 The waiver by any party of a breach or default of any provision of this Agreement by any other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of any party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such party.

     13.8 This Agreement, including any agreement incorporated herein by reference, and any Exhibits hereto or thereto, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. No party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

     13.9 This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

     13.10 This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

     13.11 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each party and delivered to each other party.

     13.12 This Agreement may not be amended except by an instrument in writing signed on behalf of each party hereto. By an instrument in writing CBS or Switchboard, as the case may be, may waive compliance by the other party with any term or provision of this Agreement that CBS or Switchboard, as the case may be, was or is obligated to comply with or perform.

     13.13 The headings contained in this Agreement hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                                CBS CORPORATION



                                                By: /s/ Frederic G. Reynolds
                                                   -----------------------------
                                                   Name:  Fredric G. Reynolds
                                                   Title: Executive Vice
                                                          President and Chief
                                                          Financial Officer

                                                SWITCHBOARD INCORPORATED



                                                By: /s/ Dean Polnerow
                                                   -----------------------------
                                                   Name:  Dean Polnerow
                                                   Title: President

     The undersigned has executed this Agreement solely for the purpose of becoming bound by the provisions set forth in Section 8, Indemnification, and
Section 10, Mandatory Transfer.

                                                BANYAN SYSTEMS INCORPORATED



                                                By: /s/ William P. Ferry
                                                   -----------------------------
                                                   Name:  William P. Ferry
                                                   Title: Chairman of the Board
                                                          President and Chief
                                                          Executive Officer

(Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.)

                                   EXHIBIT A

   Attached to and forming a part of the Agreement made as of June 30, 1999 by and among CBS Corporation, Banyan Systems Incorporated and
                           Switchboard Incorporated

    _______________________________________________________________________

Placement Obligations:

      CBS will be responsible for the placement of all advertising and promotion of the Switchboard Site operated by Switchboard, as follows:

                      Contract Year       Advertising Value
                      -------------       -----------------
                      First               $[**] million
                      Second              $[**] million
                      Third               $[**] million
                      Fourth              $[**] million
                      Fifth               $[**] million
                      Sixth               $[**] million
                      Seventh             $[**] million

Placement Possibilities:

1. CBS Television Network programming
2. CBS Owned and Operated (a) Television and (b) Radio Stations programming
3. CBS outdoor billboards
4. CBS Internet Sites
5. CBS Cable

Available Placement types:

-- 30 second units, where available
-- 15 second units, where available
-- 10 second units, where available
-- URL Scrolls (5 seconds)
-- On-air mention (15 or 30 seconds)
-- Banner ads, buttons and sponsorships (measured on a daily, weekly or monthly basis or as is otherwise appropriate)
-- Credit rolls/sign-offs (5 seconds)

                             CBS Associated Sites
                             --------------------


CBS.MarketWatch.com
CBS.SportsLine.com
CBS.StoreRunner.com
Office.com
ThirdAgeMedia.com
Webvan.com

                                   EXHIBIT C


                                   CBS Sites
                                   ---------


CBS.com
Web sites of the CBS wholly-or majority-owned radio stations
Web sites of the CBS wholly-or majority-owned television stations

                                   EXHIBIT D



                                  Display Ad
                                  ----------


                         (Shown below in right frame.)

                             [Switchboard Graphic]

                                   EXHIBIT E


                          ADVERTISING CONTENT POLICY


1. Switchboard reserves the right to reject any order for an advertisement, or any advertisement, or to remove any advertisement which, contains or links to content which Switchboard reasonably deems:

     (a) Is grossly offensive, including with limitation, bigotry, racism, discrimination, hatred or profanity; is pornographic, obscene, or sexually explicit; is disparaging, defamatory or libelous, results in an invasion of privacy; promotes online or offshore gambling, promotes or provides instructional information about illegal activities or physical harm or injury to any group, individual, institution or property; or infringes on a proprietary interest of any third party, including without limitation, any copyright, trademark, domain registration right, trade secret or patent right; or may violate any federal, state, county, and municipal laws, regulations, governmental agency orders, and court orders;

     (b) States or implies that the advertisement was placed by Switchboard or any third party web site, or owner thereof, which links to the Switchboard web site, or that such parties endorse the advertiser's products or services.